UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2024

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 6, 2024, LFTD Partners Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Meeting”). A total of 14,822,678 shares of common stock were entitled to vote as of the record date, October 9, 2024. A quorum was present at the Meeting, with holders of a majority of the outstanding shares represented in person or by proxy. The matters voted upon at the Meeting and the final voting results are set forth below:

1. Election of Directors

The following nine individuals were nominated and elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected by a plurality of the votes cast. The voting results for each nominee were as follows:

Nominee	Votes For	Votes Withheld	Percentage of Votes Cast in Favor	Percentage of Total Votable Shares
Gerard M. Jacobs, JD	6,684,598	941,029	87.66%	45.10%
Nicholas S. Warrender	7,475,598	150,029	98.03%	50.43%
Vincent J. Mesolella	6,733,971	891,656	88.31%	45.43%
Joshua S. Bloom, MD	6,734,598	891,029	88.32%	45.43%
Sharial Howard	6,734,598	891,029	88.32%	45.43%
James S. Jacobs, MD	6,683,971	941,656	87.65%	45.09%
Richard E. Morrissy	6,734,598	891,029	88.32%	45.43%
Kevin J. Rocio	6,734,598	891,029	88.32%	45.43%
Robert T. Warrender II	7,523,971	101,656	98.67%	50.76%

2. Ratification of Independent Auditors

The stockholders ratified the appointment of Fruci & Associates II, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2024. The voting results were as follows:

Proposal	Votes For	Abstain	Percentage of Votes Cast in Favor	Percentage of Total Votable Shares
Ratification of Fruci & Associates II, PLLC as auditors	8,738,614	145,977	98.36%	58.95%

No other matters were brought before the stockholders for a vote at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: December 11, 2024